NATIONAL PENN

BANKING | INSURANCE | INVESTMENTS | TRUST

National Penn Bancshares, Inc.
2nd Quarter 2009
Earnings Webcast

Safe Harbor Regarding
Forward Looking Statements
This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of
1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,”
“potential,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.
National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors.
Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: National Penn’s obligations under the U.S. Treasury’s
TARP Capital Purchase Program; its ability to obtain raise additional capital, to identify qualified consumers, businesses and growth opportunities; the ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the performance of National Penn’s investment portfolio; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; challenges in establishing and maintaining operations in new markets; and changes in consumer and business confidence. The foregoing review of important factors should be read in conjunction with the risk factors and other cautionary statements included in
National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in National
Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Capital Position - June 30, 2009
● $52.2 million common equity raised in the
 second quarter 2009
● Capital ratios at 6/30/09
 – Regulatory Total capital ratio 12.56%
 – Regulatory Tier 1 capital 11.31%
 – Regulatory Tier 1 leverage ratio 8.80%
 – Tangible Common Equity to Tangible Assets 5.26%

Overview - June 30, 2009
● Assets $ 9.76 Billion
● Deposits $ 6.81 Billion
● Loans $ 6.31 Billion
● Equity $ 1.22 Billion

2009 Quarterly Financial Results
  6/30/2009  3/31/2009
Net Income (loss)  $ (7.55) million  $ 3.80 million
Net Income (loss) Available
 to Common Shareholders  $ (9.64) million  $ 1.75 million
Diluted EPS  $ (0.11)  $ 0.02
Cash Dividends  $ 0.05  $ 0.17
ROE   -2.52%  1.31%
ROA  -0.31%  0.16%

 Financial Results Year-to-Date
 June 30, 2009
  6/30/2009 6/30/2008
Net Income (loss) $ (3.75) million $ 48.81 million -107.7%
Net Income (loss) Available
 to Common Shareholders $ (7.90) million $ 48.81 million -116.2%
Diluted EPS    $ (0.09)   $ 0.67 -113.4%
Cash Dividends  $ 0.22    $ 0.34 - 35.3%
ROE     -0.64%     10.89%
ROA     -0.08%     1.16%

Financial Results Year-to-Date
June 30, 2009
Reconciliation Table for Non-GAAP Financial Measure  6/30/09
 Net Income available to Common Shareholders $ (7,898)
  After tax unrealized fair market value loss on
   NPB Capital Trust II Preferred Securities  1,201
  After tax other than temporary impairment
   charge on CDO investment  9,699
 After tax FDIC special assessment   3,006
 Core net income $ 6,007
 Diluted earnings (loss) per share $ (0.09)
  After tax unrealized fair market value gain on
   NPB Capital Trust II Preferred Securities  0.01
  After tax other than temporary impairment
   charge on CDO investment  0.11
 After tax FDIC special assessment  0.04
 Core diluted earnings per share $ 0.07

Private Label MBS 3%
Corporates 2%
FRB/FHLB stock/other 4%
Agency bonds 3%
US Treasury Securities 4%
Agency MBS 46%
Municipal bonds 38%

NATIONAL PENN

Investment Portfolio
$2.16 billion at June 30, 2009

Indirect Vehicle 2%
Private Banking 3%
Leasing & other 1%
Commercial RE (Perm and constr) 21%
Home Equity and Direct 13%
Residential Mortgage 14%
Commercial & Industrial 46%

NATIONAL PENN

Loan Portfolio
$6.31 billion at June 30, 2009

Focused Loan Quality Review
Process
- C & I portfolio
 - Grade 5 (Acceptable Risk) or worse rated relationships
 - $3 million+ in relationship size
 - Monthly reviews by account with Executive Management
- Commercial Real Estate Oversight Committee
 - In place since July 2008
 - Bi-weekly reviews by account with Executive Management
 - $3 million + in relationship size
 - All subdivision, land and commercial construction exposures reviewed
- Commercial Real Estate Committee - Loan Approval
 Special approval process for all relationships over $750,000
- Quarterly Watch List process for all other loans

($ in thousands)	6/30/2009 Balance	% of Loans	Non Performing/Loans	YTD Net Chargeoffs (annualized) /Avg Loans	Total Past Dues/Loans
Commercial	2,949,917	47%	1.30%	1.42%	0.16%
CRE-Permanent	846,291	13%	1.22%	0.76%	0.75%
CRE-Construction	481,965	8%	11.63%	2.60%	0.31%
Home Equity and Direct	794,278	13%	0.37%	0.38%	0.58%
Private Banking	166,542	3%	2.97%	6.82%	0.34%
Indirect	138,017	2%	0.79%	0.77%	1.43%
Residential Mortgage	882,454	14%	0.99%	0.34%	1.00%
Leasing/Other	47,385	1%	1.04%	3.90%	2.17%
Total	$ 6,306,849	100%	1.95%	1.27%	0.46%
Internal loan classifications
Loan Risk Profile June 30, 2009

Non Performing Loans
71.84%
12.12%
8.25%
3.16%
2.43%
2.20%
Southeastern PA
NJ, DE
Central PA
Northeastern PA
Western PA
Other

Gross Chargeoffs
79.27%
6.07%
1.03%
10.70%
0.00%
2.93%
Southeastern PA
NJ, DE
Central PA
Northeastern PA
Western PA
Other

NATIONAL PENN

Non Performing Loans and Gross
Chargeoffs - Geographic Region
June 30, 2009

2nd Quarter 2009 Recap

● Improved capital levels
● Strong liquidity position - core deposit initiatives
● Improved net interest margin
● Improved fee income
● Cost containment
● Progress on enterprise wide risk management
● Launched proprietary mutual fund - IALFX
● National Penn Insurance Services Group ranked 34th nationally
 (based on revenue)